For the year ended July 31, 1995                                Exhibit 77C
File Number 811-4332



A special meeting of shareholders of the Mitchell Hutchins/Kidder, Peabody Equity Income Fund, Inc. ("Fund") was held on April 13, 1995. At the meeting the following agreements were approved for the Fund:


1) An interim investment advisory agreement between the Fund and Mitchell Hutchins Asset Management Inc. ("Mitchell Hutchins") containing substantially the same terms, conditions and fees as the previous investment advisory agreement with Kidder Peabody Asset Management, Inc. ("KPAM").

The votes were as follows:


                          All Shares Voting as a Single Class
              ----------------------------------------------------------
               Shares                 Shares                 Shares
              Voted For           Voted Against       Withhold Authority
              ---------           -------------       ------------------
              1,664,176              21,228                112,265


2) A new investment advisory and administration agreement between the Fund and Mitchell Hutchins containing the same fees and substantively similar material terms and conditions as the previous investment advisory agreement with KPAM to commence on the termination of the interim agreement.

The votes were as follows:

                          All Shares Voting as a Single Class
              ----------------------------------------------------------
               Shares                 Shares                 Shares
              Voted For           Voted Against       Withhold Authority
              ---------           -------------       ------------------
              1,625,299              22,085                123,284

For the year ended July 31, 1995                             Exhibit 77C
File Number 811-4333



A special meeting of shareholders of the Mitchell Hutchins/Kidder, Peabody Government Income Fund, Inc. ("Fund") was held on April 13, 1995. At the meeting the following agreements were approved for the Fund:


1) An interim investment advisory agreement between the Fund and Mitchell Hutchins Asset Management Inc. ("Mitchell Hutchins") containing substantially the same terms, conditions and fees as the previous investment advisory agreement with Kidder Peabody Asset Management, Inc. ("KPAM").

The votes were as follows:

                          All Shares Voting as a Single Class
              ----------------------------------------------------------
               Shares                 Shares                 Shares
              Voted For           Voted Against       Withhold Authority
              ---------           -------------       ------------------
              2,012,888               9,868                 306,455


2) A new investment advisory and administration agreement between the Fund and Mitchell Hutchins containing the same fees and substantively similar material terms and conditions as the previous investment advisory agreement with KPAM to commence on the termination of the interim agreement.

The votes were as follows:

                          All Shares Voting as a Single Class
              ----------------------------------------------------------
               Shares                 Shares                 Shares
              Voted For           Voted Against       Withhold Authority
              ---------           -------------       ------------------
              2,016,516               9,231                303,464

For the year ended July 31, 1995                               Exhibit 77C
File Number 811-7630



A special meeting of shareholders of the Mitchell Hutchins/Kidder, Peabody Small Cap Growth Equity Fund ("Fund") a series of Mitchell Hutchins/Kidder, Peabody Investment Trust II was held on April 13, 1995. At the meeting the following agreements were approved for the Fund:


1) An interim investment advisory agreement between the Fund and Mitchell Hutchins Asset Management Inc. ("Mitchell Hutchins") containing substantially the same terms, conditions and fees as the previous investment advisory agreement with Kidder Peabody Asset Management, Inc. ("KPAM").

The votes were as follows:

                          All Shares Voting as a Single Class
              ----------------------------------------------------------
               Shares                 Shares                 Shares
              Voted For           Voted Against       Withhold Authority
              ---------           -------------       ------------------
              2,328,764               48,452                126,098


2) An interim sub-investment advisory agreement with the Fund"s current investment adviser containing substantially the same terms, conditions and fees as its current investment advisory agreement with that investment adviser.

The votes were as follows:

                          All Shares Voting as a Single Class
              ----------------------------------------------------------
               Shares                 Shares                 Shares
              Voted For           Voted Against       Withhold Authority
              ---------           -------------       ------------------
              2,325,693               47,355                130,266



3) A new investment advisory and administration agreement between the Fund and Mitchell Hutchins containing the same fees and substantively similar material terms and conditions as the previous investment advisory agreement with KPAM to commence on the termination of the interim agreement.

The votes were as follows:

                          All Shares Voting as a Single Class
              ----------------------------------------------------------
               Shares                 Shares                 Shares
              Voted For           Voted Against       Withhold Authority
              ---------           -------------       ------------------
               2,325967               50,312                 127,035

4) An new investment sub-investment advisory agreement with the Fund"s current investment adviser containing substantially the same terms, conditions and fees as its previous investment sub-advisory agreement with that investment adviser.

The votes were as follows:

                          All Shares Voting as a Single Class
              ----------------------------------------------------------
               Shares                 Shares                 Shares
              Voted For           Voted Against       Withhold Authority
              ---------           -------------       -----------------
              2,347,750               26,908                128,655

For the year ended July 31, 1995                                Exhibit 77C
File Number 811-5168


A special meeting of shareholders of PaineWebber/Kidder, Peabody California Tax Exempt Money Fund ("Fund") was held on April 13, 1995. At the meeting the following agreements were approved for the Fund:

The votes were as follows:

1) An interim investment advisory agreement between the Fund and Mitchell Hutchins Asset Management Inc. ("Mitchell Hutchins") containing substantially the same terms, conditions and fees as the previous investment advisory agreement with Kidder Peabody Asset Management, Inc. ("KPAM").

The votes were as follows:


               Shares                 Shares                 Shares
              Voted For           Voted Against       Withhold Authority
              ---------           -------------       ------------------
             77,081,043              599,102               1,530,404


2) A new investment advisory and administration agreement with PaineWebber containing substantially the same fees and substantially similar material terms and conditions as the previous investment advisory agreement with KPAM to commence on the termination of the interim agreement.

The votes were as follows:


               Shares                 Shares                 Shares
              Voted For           Voted Against       Withhold Authority
              ---------           -------------       ------------------
             77,890,882               658,381              1,661,287

3) A new sub-advisory and sub-administration agreement between PaineWebber and Mitchell Hutchins to commence on the termination of the interim agreement for the Fund.

The votes were as follows:


               Shares                 Shares                 Shares
              Voted For           Voted Against       Withhold Authority
              ---------           -------------       ------------------
             77,420,422              866,938               1,923,191